Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CPS Technologies Corporation (the "Company") on Form 10-Q for the nine month period ended September 26, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Grant C. Bennett, President and Chief Executive Officer of the Company, and I, Charles K. Griffith Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  Date: November 10, 2020
  /s/ Grant C. Bennett
  Grant C. Bennett
  President and Chief Executive Officer

  Date: November 10, 2020
  /s/ Charles K. Griffith Jr.
  Charles K. Griffith Jr.
  Chief Financial Officer